SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Arrow Electronics, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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ARROW ELECTRONICS, INC.
50 MARCUS DRIVE
MELVILLE, NEW YORK 11747

ARROW ELECTRONICS LOGO

DANIEL W. DUVAL

CHAIRMAN OF THE BOARD

April 15, 2004

Dear Shareholder:

      I am pleased to invite you to Arrow’s Annual Meeting of Shareholders. The meeting will be held on Thursday, May 27, 2004, at the offices of JPMorgan Chase Bank, 270 Park Avenue, New York, New York at 11:00 a.m. The formal notice of the meeting and the proxy statement soliciting your vote at the meeting appear on the following pages.

      As more fully described in the proxy statement, the matters to be addressed at the meeting include the election of directors, the adoption of an omnibus incentive plan and the ratification of the appointment of our independent auditors.

      The Board recommends the approval of the proposals as being in the best interests of Arrow, and urges you to read the proxy statement carefully before you vote. Your vote is important, regardless of the number of shares you own.

      Please make sure you are represented at the meeting, whether or not you plan to attend. You can cast your vote by signing, dating and promptly mailing the enclosed proxy card in the postage-paid return envelope. You can also vote by telephone or through the internet by following the instructions on the proxy card.

Sincerely yours,

Daniel W. Duval
Chairman of the Board

ARROW ELECTRONICS, INC.

50 Marcus Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE

11:00 a.m. on Thursday, May 27, 2004

PLACE

JPMorgan Chase Bank

270 Park Avenue
New York, NY 10017

ITEMS OF BUSINESS

      The annual meeting will be held for the following purposes:

1.	To elect directors of Arrow for the ensuing year.

2.	To consider and act upon a proposal to adopt the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.

3.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow’s independent auditors for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE

      Only shareholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the meeting or any adjournments thereof.

ANNUAL REPORT

      Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING

      It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You also have the option of voting your shares through the mail, by telephone or through the internet. To use any of these options, follow the voting instructions on your proxy card. You can revoke a proxy (change or withdraw your vote) at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors

Peter S. Brown
Secretary

ARROW ELECTRONICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

To be Held May 27, 2004

i

ii

Federal Tax Effects	30
Incentive Stock Options	30
Non-Qualified Stock Options	30
Ratification of Appointment of Auditors	31
Other Matters	31
Submission of Shareholder Proposals	31

Arrow Electronics, Inc. 2004 Omnibus Incentive Plan	Annex A

iii

ARROW ELECTRONICS, INC.

50 Marcus Drive

Melville, New York 11747

ANNUAL MEETING OF SHAREHOLDERS

To be Held May 27, 2004

PROXY STATEMENT

The Purpose of this Statement

      This proxy statement is being sent to shareholders in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation (“Arrow” or “the company”), of proxies to be voted at the 2004 Annual Meeting of Shareholders, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each proxy sent out to shareholders with this statement represents certain shares, which will be voted at the Annual Meeting in accordance with the directions specified on it, and otherwise in accordance with the judgment of the persons designated as proxies.

Invitation to the Annual Meeting

      You are invited to attend the Annual Meeting of Shareholders on Thursday, May 27, 2004, beginning at 11:00 a.m. The meeting will be held at JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017.

Voting Instructions

      This proxy statement, proxy, and voting instructions are being mailed starting April 15, 2004. Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You can also vote your shares by telephone or through the internet. Whether or not you plan to attend the meeting, your prompt response will assure a quorum and reduce solicitation expense.

Shareholders Entitled to Vote

      Only shareholders of Arrow’s common stock at the close of business on March 29, 2004, (the “record date”) are entitled to notice of and to vote at the meeting or any adjournments thereof. As of the record date, there were 115,066,194 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Revocation of Proxies

      The person giving the proxy may revoke it at any time prior to the time it is voted at the meeting by giving written notice to Arrow’s Secretary (or, if voted by telephone or through the internet, in the same manner in which the proxy was first sent.) A proxy may be revoked by attending the Annual Meeting and voting in person, however, attending the Annual Meeting alone will not automatically revoke your proxy.

Cost of Proxy Solicitation

      Arrow pays the cost of soliciting proxies. Arrow employees are conducting this solicitation through the mail, in person, and by telephone. In addition, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $9,500 plus expenses. Arrow also will request brokers and other nominees holding Arrow stock to forward these soliciting materials to the beneficial owners of that stock and will reimburse them for their expenses in so doing.

CERTAIN SHAREHOLDERS

Holders of More than 5% of Common Stock

      The following table sets forth certain information with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of March 29, 2004.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class

Mutuelles AXA(1) 370, rue Saint Honore 75001 Paris, France	14,362,489	12.5%

FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	14,352,467	12.5%

Wellington Management Company, LLP(3) 75 State Street Boston, Massachusetts 02109	12,439,400	10.8%

(1)	Based upon a Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, collectively, Mutuelles AXA (insurance companies), AXA and AXA Financial, Inc. (parent holding companies) which reflects sole dispositive power with respect to 14,362,489 shares, sole voting power with respect to 6,810,754 shares, and shared voting power with respect to 1,897,536 shares beneficially owned by Mutuelles AXA. Of such shares, 14,362,410 are beneficially owned by Alliance Capital Management L.P., an indirect subsidiary of Mutuelles AXA, acquired on behalf of client discretionary investment advisory accounts and 79 shares are held by the Equitable Life Assurance Society of the United States solely for investment purposes.

(2)	Based upon a Schedule 13G dated January 12, 2004 filed with the Securities and Exchange Commission which reflects sole voting power with respect to 918,900 shares and sole dispositive power with respect to 14,352,467 shares beneficially owned by FMR Corp., a parent holding company.

(3)	Based upon a Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission which reflects shared voting power with respect to 2,927,600 shares and shared dispositive power with respect to 12,439,400 shares beneficially owned by Wellington Management Company, LLP, a registered investment adviser. Of these shares, 9,169,900 or 8.0% of the company’s outstanding common stock, are beneficially owned by Vanguard Windsor Funds — Vanguard Windsor Fund, a registered investment company, which has sole voting power and shared dispositive power with respect to all such shares. This information regarding Vanguard Windsor Funds is based upon a Schedule 13G dated February 6, 2004 filed with the Securities and Exchange Commission.

Shareholding of Executive Officers and Directors

      At March 29, 2004, all of the executive officers and directors of Arrow as a group were the beneficial owners of 4,446,933 shares (3.9%), including 2,937,159 shares held by the Arrow Electronics Stock Ownership Plan of which Peter S. Brown, William E. Mitchell, and Paul J. Reilly are the trustees, including shares allocated to the accounts of the trustees. Pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Brown, Mitchell, and Reilly may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares.

      As of March 29, 2004, the named executive officers and directors, had beneficial ownership of company common stock as shown on the table below. The named executive officers include both of the individuals who served as Chief Executive Officer during 2003. Daniel W. Duval has served as Chairman of the Board of Directors since June 2002 and served as interim Chief Executive Officer from September 2002 through February 2003 when Mr. Mitchell was appointed Chief Executive Officer.

	Shares of Common Stock Beneficially Owned

					% of
				Acquirable	Outstanding
	Currently		Common	w/in	Common
	Owned(1)		Stock Units(2)	60 Days	Stock

William E. Mitchell	3,037,159	(3)	—	—	2.6%
Daniel W. Duval	104,200		3,398	6,000	*
Robert E. Klatell	204,305		—	—	*
Betty Jane Scheihing	139,307		—	—	*
Jan Salsgiver	168,189		—	—	*
Michael J. Long	162,317		—	—	*
John N. Hanson	33,500		5,079	6,000	*
Roger King	32,000		5,372	6,000	*
Karen Gordon Mills	32,600		10,744	6,000	*
Stephen C. Patrick	—		410	—	*
Barry W. Perry	26,000		4,298	6,000	*
Richard S. Rosenbloom	34,400		—	6,000	*
John C. Waddell	25,576		—	6,000	*
Total Executive Officers’ and Directors’
Beneficial Ownership	4,375,632	(3)	29,301	42,000	3.9%

*	Represents holdings of less than 1%.

(1)	Includes vested stock options, restricted shares granted, shares held by the Arrow Electronics Stock Ownership Plan and shares owned independently.

(2)	Represents common stock units deferred under Arrow’s Non-Employee Directors Deferral Plan.

(3)	Includes 2,937,159 shares held by the Arrow Electronics Stock Ownership Plan of which Mr. Mitchell is a trustee.

ELECTION OF DIRECTORS

      The entire Board of Directors of Arrow (the “Board”) is to be elected at the meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. By resolution of all the current directors, the Board will consist of nine directors unless and until that number is changed by a resolution of the then current Board. Shareholder proxies solicited under this statement cannot be voted for more than nine directors.

      Nominees receiving a plurality of votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the nine nominees named below.

      Management does not contemplate that any of the nominees will be unable to serve as a director, but should that happen prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting.

      All of the nominees are currently directors of Arrow and were elected at Arrow’s last annual meeting, with the exception of Stephen C. Patrick, who was appointed to the Board in July 2003.

      Robert E. Klatell retired from the company at the end of 2003. The Board gratefully acknowledges his many significant contributions to the growth and success of the company as a director and executive officer.

      Following are the biographies of the nine nominees:

Daniel W. Duval, 67, director since 1987

             Mr. Duval has been Chairman of the Board of Arrow since June 2002. He served as Arrow’s interim Chief Executive Officer from September 2002 to February 2003. Since December 2003, Mr. Duval has served as President and Chief Executive Officer of Robbins & Myers, Inc., a manufacturer of fluids management systems. In addition, he was that company’s Vice Chairman from January 1999 to December 1999 as well as its President, Chief Executive Officer, and director for more than five years prior thereto. Mr. Duval is also a director of The Manitowoc Company, Inc., Miller-Valentine Group, and Gosiger, Inc.

John N. Hanson, 62, director since 1997

             Mr. Hanson has been Chairman of the Board of Joy Global Inc., a manufacturer of mining equipment for both underground and surface applications, since August 2000. Mr. Hanson has also served in the capacity of Chief Executive Officer since May 1999, Vice Chairman from November 1998 to August 2000, President since June 1996, and Chief Operating Officer from June 1995 to May 1999. He is currently a director of Joy Global Inc., the Milwaukee Symphony Orchestra, and the Boys & Girls Clubs of Milwaukee.

Roger King, 63, director since 1995

             Mr. King is retired. He was the Chief Executive Officer of Sa Sa International Holdings Limited, a retailer of cosmetics, from August 1999 to May 2002. He also served as the Executive Director of Orient Overseas (International) Limited, an investment holding company with investments principally in integrated containerized transportation businesses for more than five years ending May 2002. Mr. King also serves as a director of Orient Overseas (International) Limited and PrimeCredit, Ltd., Hong Kong.

Karen Gordon Mills, 50, director since 1994

             Mrs. Mills has been a Managing Director of Solera Capital LLC, a venture capital fund, since August 1999. She has also served as the President of MMP Group, Inc., a private equity advisory firm, for more than the past five years. In addition, Mrs. Mills is a director of The Scotts Company, Latina Media Ventures, LLC, and Annie’s Homegrown, Inc.

William E. Mitchell, 60, director since 2003

             Mr. Mitchell has been President and Chief Executive Officer of Arrow Electronics, Inc. since February 2003. Mr. Mitchell previously served as Executive Vice President of Solectron Corporation as well as the President of Solectron Global Services, Inc., from March 1999 to January 2003. From September 1995 to March 1999 he was the Chairman, President, and Chief Executive Officer of Sequel, Inc., a computer outsourcing company. Mr. Mitchell also serves as a director of Rogers Corporation.

Stephen C. Patrick, 54, director since 2003

             Mr. Patrick has served as the Chief Financial Officer of the Colgate-Palmolive Company, a global consumer products company, for more than the past five years. In his more than 20 years at Colgate-Palmolive he has also held positions as Vice President, Corporate Controller and Vice President of Finance for Colgate Latin America. Prior to joining Colgate-Palmolive in 1982, Mr. Patrick worked at Price Waterhouse.

Barry W. Perry, 57, director since 1999

             Mr. Perry is Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, since January 2001. Prior to this appointment, he was the President and Chief Operating Officer from January 1997 to December 2000. Mr. Perry also is a director of the Cookson Group, PLC, U.K.

Richard S. Rosenbloom, 71, director since 1992

             Mr. Rosenbloom was the David Sarnoff Professor of Business Administration at Harvard Business School for more than five years prior to July 1998 and Professor Emeritus subsequent thereto.

John C. Waddell, 66, director since 1969

             Mr. Waddell retired as the Chairman of the Board of Arrow in May 1994 and since that time has served as the Vice Chairman.

THE BOARD AND ITS COMMITTEES

      The Board meets in general sessions under Chairman Duval, in meetings limited to independent directors, and in its various committees. A brief description of the work of each of the committees follows.

Committees

      The audit committee of the Board of Directors consists of Mr. Rosenbloom, as Chairman, Mr. Hanson, Mrs. Mills, Mr. Patrick, and Mr. Waddell. The audit committee reviews and evaluates Arrow’s financial reporting process and other such matters including its accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also monitors the scope and reviews the results of the audit conducted by Arrow’s independent auditors. The Board has determined that Mr. Patrick is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

      The charitable contributions committee of the Board of Directors consists of Mr. Waddell, with Betty Jane Scheihing, a Senior Vice President of the company, as executive advisor to the committee. The charitable contributions committee reviews community and civic programs and services primarily in the areas of education, healthcare, and the environment. The committee then approves the charitable contributions to be made by the company.

      The compensation committee of the Board of Directors consists of Mr. Perry, as Chairman, Mr. Duval, Mr. King, and Mrs. Mills. The compensation committee determines the salary of the Chief Executive Officer, reviews and approves the salaries and the incentive compensation of senior corporate officers, grants or approves stock awards under the company’s stock plans, and implements the company’s short-term incentive plans. The committee also advises the Board generally with regard to other compensation and employee benefit matters, and collects information in connection with the evaluation of the performance of the Chief Executive Officer.

      The corporate governance committee of the Board of Directors consists of Mr. Hanson, as Chairman, Mr. Duval, Mr. King, Mr. Patrick, Mr. Rosenbloom, and Mr. Waddell. The corporate governance committee will consider shareholder recommendations for nominees for membership on the Board of Directors. Such recommendations may be submitted to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, NY 11747, who will forward them to the corporate governance committee. The committee’s expectations as to the specific qualities and skills required for directors are set forth in Section 4 of Arrow’s corporate governance guidelines (available at the investor relations section of the company’s website, www.arrow.com.) Under those guidelines, the committee considers potential nominees recommended by current directors, company officers, employees, shareholders, and others. The committee has retained the services of a third-party executive recruitment firm to assist committee members in the identification and evaluation of potential nominees for the Board. The committee’s initial review of the potential candidate is typically based on any written materials provided to the committee. In connection with the evaluation of potential nominees, the committee determines whether to interview the nominees, and if warranted, the committee, the Chairman of the Board, the Chief Executive Officer, and others as appropriate, interview the potential nominees. The corporate governance committee also has primary responsibility for developing the corporate governance guidelines for Arrow and for making recommendations with respect to committee assignments and other governance issues. The committee regularly reviews and makes recommendations to the Board regarding the compensation of non-employee directors.

Independence

      The company’s corporate governance guidelines provide that the Board should consist primarily of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the company and otherwise complies with the definition of independence in Section 6 of the guidelines. Those requirements conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing rules. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has determined that all of its directors and nominees, other than Mr. Mitchell, satisfy both the New York Stock Exchange’s independence requirements and its own.

      All members of the audit, compensation and corporate governance committees must be independent directors. Members of the audit committee must also satisfy an additional Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Arrow or any of its subsidiaries other than their directors’ compensation. The Board has determined that all members of the audit, compensation and corporate governance committees satisfy the relevant independence requirements.

      Arrow’s corporate governance guidelines, the charter of the corporate governance committee, the audit committee charter, and the compensation committee charter can be found at the investor relations section of the company’s website, www.arrow.com.

      Shareholders and others who wish to communicate with the independent members of the Board may do so by submitting such communication to Arrow’s Secretary, Peter S. Brown, at Arrow Electronics, Inc., 50 Marcus Drive, Melville, NY 11747, who will present any such communication to the independent directors in accordance with their instructions.

Meetings and Attendance

      In general, it is the practice of the Board to meet in executive session at each of its meetings. In addition, consistent with Arrow’s corporate governance guidelines, the independent directors’ 2003 executive session meetings included one under the guidance of the chairman of the compensation committee to evaluate the performance of the Chief Executive Officer and one under the guidance of the chairman of the corporate governance committee to discuss senior management development and succession.

      During 2003 there were 10 meetings of the Board of Directors, 14 meetings of the audit committee, two meetings of the charitable contributions committee, 10 meetings of the compensation committee, and eight meetings of the corporate governance committee. All directors attended 75% or more of all of the meetings of the Board of Directors and the committees on which they served.

      It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders absent exceptional cause, and all members of the Board did so in 2003.

Compensation Committee Interlocks and Insider Participation

      No member of the compensation committee is an employee or director of any company of which any Arrow employee or director serves on the compensation committee. None of the members of the compensation committee has any direct or indirect material interest in or a relationship with the company other than the stock holdings discussed above and related to his or her position as a director. No member of the compensation committee is a present or former employee of the company, except for Mr. Duval, who served as interim Chief Executive Officer from September 2002 to February 2003.

REPORT OF THE AUDIT COMMITTEE

      The audit committee reviews Arrow’s financial reporting process on behalf of the Board of Directors. The audit committee is composed of five independent directors, including at least one, Mr. Patrick, who meets the Securities and Exchange Commission’s definition of an “audit committee financial expert.” The committee operates under a written charter adopted by the Board, which is available free of charge, at the investor relations section of our website, www.arrow.com. No member of the audit committee is employed by or has any material relationship with the company.

      Management has the primary responsibility for the financial statements and for the reporting process, including Arrow’s systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the 2003 Annual Report on Form 10-K with management and with the independent auditors. Their review included a discussion of the quality, not just the acceptability, of the accounting principles, and the clarity of the financial statement disclosures.

      The independent auditors are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles. The audit committee reviewed with the independent auditors their judgments as to the quality and the acceptability of Arrow’s financial reporting and such other matters as are required to be discussed with them under generally accepted auditing standards. In addition, the audit committee received from and discussed with the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and considered the compatibility of non-audit services rendered to Arrow with the auditors’ independence. The audit committee also discussed with the independent auditors those matters required to be considered by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended.

      The audit committee also discussed with the independent auditors and Arrow’s internal audit group the overall scope and plans for their respective audits. The audit committee periodically met with the independent auditors and the internal audit group, with and without management present, to discuss the results of their examinations, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

      In reliance on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Richard S. Rosenbloom, Chairman

John N. Hanson
Karen Gordon Mills
Stephen C. Patrick
John C. Waddell

Principal Accounting Firm Fees

      The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for professional services rendered for the audits of the annual financial statements included in the Forms 10-K, the reviews of the quarterly financial statements included in the Forms 10-Q, statutory audits, issuance of comfort letters, assistance with and review of documents filed with the Securities and Exchange Commission and consultations on various accounting and reporting matters for each of the last two fiscal years are set forth in the table below. Also set forth for each year are fees charged in connection with other audit-related services, principally services related to business acquisition and divestitures, employee benefit plan audits, and other accounting consultations, and fees related to tax services. Ernst & Young LLP did not provide services related to financial information systems design or implementation.

	2003	2002

Audit Fees	$2,605,500	$1,776,100
Audit-Related Fees	433,190	455,900
Tax Fees	1,652,864	3,204,588
All Other Fees	—	—

	$4,691,554	$5,436,588

      Consistent with the audit committee charter, all audit, audit-related and tax services were pre-approved by the audit committee, which has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

      The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the company (the “named executive officers”.) Mr. Duval served as interim Chief Executive Officer until the appointment of Mr. Mitchell in February 2003.

					Long-Term
					Compensation
					Awards(1)
		Annual Compensation(1)
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary(2)	Bonus	Compensation(3)	Awards(4)	Options	Compensation(5)

William E. Mitchell,	2003	$687,500	$805,000	$135,261	$609,000	275,000	$3,754
Chief Executive Officer(6)	2002	—	—	—	—	—	—
	2001	—	—	—	—	—	—

Daniel W. Duval,	2003	166,666	233,333	139,871	—	4,000	286,000
Chairman and Interim	2002	466,667	466,667	91,933	277,000	54,000	54,380
Chief Executive Officer(7)	2001	—	—	—	—	—	—

Robert E. Klatell,	2003	510,000	210,000	125,261	—	—	12,000
Executive Vice	2002	468,011	440,000	42,899	142,655	12,500	11,500
President	2001	472,049	—	50,459	158,700	28,000	10,200

Betty Jane Scheihing,	2003	457,500	275,000	115,582	—	12,000	12,000
Senior Vice President	2002	411,377	190,000	106,926	142,655	12,500	11,500
	2001	415,101	—	115,247	140,185	23,500	10,200

Jan Salsgiver,	2003	370,000	310,000	31,154	—	12,000	12,000
President, Americas	2002	344,294	175,000	40,608	131,575	10,000	11,500
Components Group	2001	337,435	—	54,748	126,960	23,000	10,200

Michael J. Long,	2003	355,000	551,000	30,206	—	11,000	12,000
President, North American	2002	315,191	385,000	31,299	131,575	10,000	11,500
Computer Products	2001	318,153	—	56,589	145,475	28,000	10,200

(1)	For both compensation and stock awards, all amounts are shown for the period with respect to which they were earned, and without regard to the period in which they were actually paid or awarded.

(2)	Includes amounts deferred under retirement plans.

(3)	Includes reimbursement of a portion of the tax liability incurred as a result of the vesting of restricted stock awards and auto allowance, if any. For Mr. Mitchell in 2003, includes $61,547 of taxable relocation expenses and a partial reimbursement of the tax liability associated with his relocation of $41,084. For Mrs. Scheihing in 2003, includes a housing and travel allowance of

$51,431 and a partial reimbursement of the associated tax liability of $33,005. For Mr. Long in 2001, includes $20,656 of taxable relocation expenses and a partial reimbursement of the tax liability associated with his relocation of $1,128. Also includes the incremental cost of the personal use of aircraft in which the company owns fractional interests; by Mr. Duval, primarily in connection with his service as interim Chief Executive Officer, at an aggregate cost of $82,351 (2003) and $91,933 (2002); by Mrs. Scheihing in the amounts of $73,561 (2002), and $63,149 (2001); and by Ms. Salsgiver in the amounts of $7,906 (2002), and $16,409 (2001).

(4)	For each year, includes the fair market value as of the date of grant of the restricted stock awarded in respect of employment during that year. Such awards vest in four annual installments of 25% beginning one year after the date of award or fully upon retirement. Mr. Mitchell received an award of 50,000 shares upon his appointment as Chief Executive Officer of which 5,000 shares vested immediately and the remaining 45,000 shares vest in four equal annual installments. As of December 31, 2003, the aggregate number and value of unvested restricted stock awards held by Mr. Mitchell, Mrs. Scheihing, Ms. Salsgiver and Mr. Long were 45,000 ($1,041,300), 16,775 ($388,174), 15,350 ($355,199), and 16,375 ($378,918), respectively. None of the named executive officers received restricted stock awards in respect of employment in 2003. Performance share awards were made, subject to shareholder approval of the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, to the named executive officers which are included in the New Plan Benefits information at page 29 and discussed in the Compensation Committee Report on Executive Compensation at page 15.

(5)	Includes a contribution by Arrow of $6,000 in 2003, $6,000 in 2002 and $5,100 in 2001 to the Arrow Electronics Stock Ownership Plan, except for Messrs. Mitchell and Duval who were not eligible, and includes a matching contribution by Arrow of $6,000 in 2003, $5,500 in 2002 and $5,100 in 2001 to the Arrow Electronics Savings Plan, except for Mr. Mitchell who received a contribution of $3,754 in 2003.

(6)	Mr. Mitchell’s bonus amount includes a guaranteed minimum bonus of $375,000 and an additional $430,000 paid under the 1999 Performance Bonus Plan, as discussed in the Compensation Committee Report on Executive Compensation at page 15.

(7)	“All Other Compensation” with respect to 2003, includes $280,000 of fees received by Mr. Duval as Chairman of the Board as discussed under Directors’ Compensation at page 19. “All Other Compensation” with respect to 2002 includes $38,690 of fees received by Mr. Duval as a non-employee director and $10,190 of fees deferred by Mr. Duval pursuant to the terms of the Arrow Non-Employee Directors Deferral Plan (see Directors’ Compensation, page 19). “Securities Underlying Options” includes 4,000 shares granted in 2003 under the Arrow Non-Employee Directors Stock Option Plan. With respect to 2002, “Securities Underlying Options” include 50,000 shares granted under the Arrow Stock Option Plan and 4,000 shares granted under the Arrow Non-Employee Directors Stock Option Plan.

Stock Option Grants In Last Fiscal Year

      The following table provides information on option grants made during 2003 and early 2004 to each of the named executive officers in respect of employment during 2003.

	Individual Grants
					Potential Realizable
	Number of	% of Total			Value at Assumed Rates
	Securities	Options			of Stock Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name	Granted(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

William E. Mitchell	200,000	12.4%	$12.18	2/3/13	$1,531,980	$3,882,360
	75,000	4.7	24.60	2/27/14	1,160,310	2,940,458
Daniel W. Duval	—	—	—	—
Robert E. Klatell	—	—	—	—
Betty Jane Scheihing	12,000	.7	24.60	2/27/14	185,650	470,473
Jan Salsgiver	12,000	.7	24.60	2/27/14	185,650	470,473
Michael J. Long	11,000	.7	24.60	2/27/14	170,179	431,267

(1)	The “Number of Securities Underlying Options Granted” excludes 4,000 shares granted to Mr. Duval under the Non-Employee Directors Stock Option Plan. All grants become exercisable in four annual installments, commencing on the first anniversary of the date of grant, and expire 10 years after the date of the grant.

(2)	All at fair market value at date of grant.

(3)	Represents gains that would be realized assuming the options were held for the entire option period and the stock price increased at annual compound rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table provides information concerning the exercise of stock options during 2003 by the named executive officers and the number and year-end value of the unexercised stock options of each of the named executive officers.

					Value of Unexercised
			Number of Unexercised		In-the-Money
	Shares		Options at Fiscal		Options at
	Acquired		Year-End		Fiscal Year-End(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William E. Mitchell	—	$—	—	200,000	$—	$2,192,000
Daniel W. Duval	—	—	80,000	9,000	156,040	26,520
Robert E. Klatell	30,000	60,105	190,500	—	523,413	—
Betty Jane Scheihing	52,500	329,049	102,125	36,375	67,601	116,125
Jan Salsgiver	—	—	105,750	32,250	200,900	92,900
Michael J. Long	—	—	96,000	36,000	137,600	92,900

(1)	Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

(2)	Value of unexercised options is based on the difference between the exercise price and $23.14, the closing market price at December 31, 2003.

Long-Term Incentive Plan — Awards In Last Fiscal Year

      There were no long-term incentive plan awards made during the last fiscal year other than stock option awards discussed above. For a discussion of long-term incentive awards under the proposed Omnibus Incentive Plan, see the New Plan Benefits information at page 29.

Equity Compensation Plan Information

      The following table summarizes information, as of December 31, 2003, relating to the equity compensation plans of the company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be
	Issued Upon Exercise	Weighted Average Exercise	Number of Securities
	of Outstanding Options,	Price of Outstanding Options,	Remaining Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders	11,362,645	$22.96	4,203,131 (a)
Equity compensation plans not approved by security holders	—	—	—

Total	11,362,645	$22.96	4,203,131

(a)	Includes 3,650,445 options available for grant and 552,686 shares of common stock not yet awarded.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      A primary role of the compensation committee is to oversee compensation practices for Arrow’s senior executive officers. The committee’s responsibilities include reviewing salaries, benefits and other compensation of Arrow’s senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, non-employee directors of the company.

      During 2003, the committee and the company’s senior management undertook a comprehensive review of the company’s executive compensation and benefit programs to ensure that they were consistent and strategically aligned with its compensation philosophy. In keeping with the overarching principles of that philosophy, the company’s compensation and benefit programs must:

—	support the achievement of Arrow’s vision, business strategy, and operating imperatives;

—	reinforce a high-performance culture with clear emphasis on accountability and variable pay;

—	align the interests of senior management with those of shareholders;

—	ensure plan designs and actions reflect good corporate governance practices;

—	provide fully competitive total compensation opportunities; and

—	ensure a reasonable return on our total compensation expenditures.

      In light of these principles, the committee approved a set of programs the primary objective of which is to maximize value creation for shareholders. To that end, these programs:

—	generate levels of total compensation that will attract and retain superior executives;

—	link annual incentives, which vary directly with company and individual performance, to the company’s annual operating goals;

—	utilize performance share awards to reward executives for consistent performance over a three-year period by linking rewards to three-year financial goals designed to increase shareholder value; and

—	encourage long-term decision-making, and thereby enhance shareholder value through the use of stock options.

Components of Compensation

      In order to maximize the effectiveness of the compensation plans, the committee works to ensure that all of the individual components of the compensation program work together to achieve desired behaviors, business results, and shareholder value creation. The following section articulates the primary purpose and objectives of each element of Arrow’s total executive compensation system.

Base Salary

      Base salary represents an integral component of the overall total compensation opportunity. The primary purpose of base salary is to recognize an employee’s level of responsibility, immediate contributions, knowledge, skills, experience, and abilities.

      The committee annually reviews each executive officer’s base salary. The factors which influence committee determinations regarding base salary include prevailing levels of pay among executives of similar companies in industries with which Arrow competes for executive talent, internal pay equity considerations, level of responsibility, prior experience, breadth of knowledge, and job performance.

      In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility so as to permit salary recommendations that best reflect the individual contributions made by the company’s top executives. Each of the named executive officers, with the exception of Mr. Duval, has or had an employment agreement which provides for a minimum base salary.

Variable Pay

      Variable pay also plays a significant role in executives’ overall compensation. It is intended to reinforce Arrow’s focus on performance and to recognize and reward individuals for the achievement of results. Arrow’s variable pay programs have the following overarching objectives:

—	focus on organizational priorities and performance;

—	align employees with organizational strategies and financial goals;

—	reward exceptional individual and organizational performance; and,

—	link capital accumulation to organizational performance.

      Arrow’s variable pay is delivered in three plans, each representing a different performance horizon. Participation in these plans varies based on individual performance, an individual’s role in the organization and prevalent market practice. The three plans are short-term incentives, mid-term incentives and long-term incentives. The purpose of each of these plans is delineated below.

Short-Term Incentive Plans

      Short-term incentives are used to reward employees for individual and company performance on an annual basis while ensuring that Arrow compensation remains competitive in the marketplace. Arrow’s short-term incentive compensation plans serve to reinforce pay for performance and individual accountability for optimizing operating results throughout the year and driving shareholder value.

Short-Term Incentives — 1999 Performance Bonus Plan

      Arrow’s 1999 Performance Bonus Plan, a five-year plan, amended and restated in 2000, and approved by shareholders, provides for a performance-based bonus for Arrow’s Chief Executive Officer and up to four additional officers, at the discretion of the Committee. The maximum bonus to be awarded each year is determined by a formula which sets performance goals based upon the company’s net income and utilization of net working capital. The purpose of the plan is to enable Arrow to motivate the participants to achieve strategic, financial and operating objectives, and to reward contributions towards improvement in financial performance as measured by the formula. The committee has the discretion to determine the actual amount of the bonus to be paid, which amount may not exceed the maximum bonus calculated under the bonus formula. Only

Mr. Mitchell’s incentive compensation was based on the plan in 2003, for which period the plan permitted a bonus to him of $1,006,980. In exercising its discretion, the committee considered the level of achievement by the company of financial and other goals, and awarded Mr. Mitchell a bonus of $805,000 for 2003, of which $375,000 had been guaranteed as a first year minimum bonus under the terms of his employment agreement, which is described below.

      The 1999 Performance Bonus Plan expired at December 31, 2003. The committee is recommending the renewal of the plan as part of the Omnibus Incentive Plan that shareholders are being asked to approve. The Omnibus Incentive Plan is designed to qualify under Section 162(m) of the Internal Revenue Code in order to permit the company to deduct all compensation paid to participants under the plan.

Short-Term Incentives — Management Incentive Compensation Plan (“MICP”)

      Each year, for executive officers not covered by the 1999 Performance Bonus Plan, management, in consultation with the committee, establishes short-term financial goals, which relate to one or more indicators of corporate financial performance. For 2003, the short-term incentive award opportunity was contingent upon Arrow attaining specified levels of profitability and asset utilization.

      Incentive targets are established for participating executives under the MICP based on the participants’ level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. The participants’ actual awards are determined at the end of the year based on Arrow’s actual performance against the predetermined financial goals, as well as the attainment of specific individual goals and contributions to Arrow’s success.

      For 2003, the level of achievement by the participating named executive officers ranged between 70% and 190% of the targets established under the MICP. The MICP awards for participating named executive officers averaged 117% of their respective targets.

Mid-Term Incentive Program (“MTIP”)

      Arrow plans to provide mid-term incentives to its executives through awards under the Omnibus Incentive Plan that is being submitted to shareholders for approval. These mid-term vehicles include performance shares, performance units, and restricted stock (each more fully described in the plan summary set forth below and the plan itself, which is attached as Annex A.) The MTIP will provide a mid-term focus that links executive compensation to improvements in the company’s financial results and the performance of its stock.

      Each year begins a new three-year performance period, for which the committee will establish financial targets and performance share targets for participating executives based on the participants’ level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. Each participant’s actual award is determined at the end of each three-year cycle based on Arrow’s actual performance against the goals established by the committee at the beginning of the three-year cycle and may range from 0% to 200% of the performance share target. Awards are paid in shares of Arrow common stock.

Long-Term Incentive Program

      Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its stock option plans, each of which was approved by Arrow’s shareholders, and is now included, subject to shareholder approval, in the Omnibus Incentive Plan. Stock option awards provide executives with the opportunity to acquire an equity interest in Arrow and align their interests with those of shareholders.

      Option exercise prices are 100% of the fair market value of Arrow shares on the date of grant and vest in four annual installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of ten years.

      Each year, the committee reviews the history of the stock option awards and makes grant decisions based on the committee’s assessment of each individual executive’s contribution and performance during the year and on competitive compensation practices in comparable companies in those industries from which Arrow recruits its executives.

Summary

      Each year, the Board of Directors and the committee review all elements of cash and non-cash compensation paid to executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow’s compensation philosophy. In addition, the Board of Directors and the committee administer Arrow’s long-term executive compensation programs to ensure that Arrow’s objectives of linking executive pay to improved financial performance and increased shareholder value continue to be fostered.

Barry W. Perry, Chairman

Daniel W. Duval
Roger King
Karen Gordon Mills

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG ARROW ELECTRONICS, INC., S&P 500 STOCK INDEX AND
PEER COMPANIES GROUP

      The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor’s 500 Stock Index and the average performance of a group consisting of Arrow’s peer companies on a line-of-business basis. Due to continuing consolidation in the industry, several additional peers were added to the Electronics Distributor Index. Only Avnet, Inc., Bell Microproducts, Inc., and Agilysys, Inc. (the successor to Pioneer-Standard Electronics, Inc., following Arrow’s acquisition of its industrial electronics division) remain of the prior group. All American Semiconductor, Inc., Jaco Electronics, Inc., and Nu Horizons Electronics Corp., have been added. The graph assumes $100 invested on December 31, 1998 in Arrow, the S&P 500 Stock Index, and the peer companies group. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

	1998	1999	2000	2001	2002	2003

Arrow	100	95	107	112	48	87
Electronics Distributor Index	100	107	86	96	45	82
Prior Electronics Distributor Index	100	105	82	93	43	78
S&P 500 Stock Index	100	120	107	93	72	90

DIRECTORS’ COMPENSATION

      Arrow’s non-employee directors received an annual fee of $40,000 for the term expiring in May 2004 and a fee of $1,500 for each Board of Directors or committee meeting attended. Each non-employee director serving as chairman of any committee receives an additional annual fee of $3,000. As Chairman, Mr. Duval received an additional fee of $50,000 per month for March and April 2003, a one-time $50,000 cash award and an additional fee at the rate of $200,000 per year. For the term expiring in May 2005, the non-employee directors will continue to receive an annual fee of $40,000 and the Chairman will receive an additional $200,000 annual fee. Members of the Board other than the Chairman will receive per meeting fees of $2,000 and an additional $10,000 for service as a committee chair.

      Under the Arrow Non-Employee Directors Stock Option Plan, which is to be superceded by the Omnibus Incentive Plan, each non-employee director joining the Board of Directors receives an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant. On the date following each Annual Meeting of Shareholders, each non-employee director then serving on the Board of Directors will receive, under the plan, an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant.

      Commencing May 2004, subject to approval by shareholders of the Omnibus Incentive Plan, non-employee directors will receive annual awards of restricted stock units instead of the options discussed above. See the discussion under the heading Non-Employee Director Awards at page 27.

      Under the Arrow Non-Employee Directors Deferral Plan, which is included, subject to shareholder approval, in the Omnibus Incentive Plan, a percentage of the annual retainer payable to each non-employee director may be withheld by Arrow and paid upon the non-employee director’s termination from the Board. Unless a non-employee director makes a contrary election, 50 percent of the non-employee director’s annual retainer fee will be deferred under the plan. Each non-employee director may elect a different percentage or elect not to defer any portion of his or her annual retainer fee. Amounts that are deferred under the plan are converted into phantom stock units of Arrow common stock. The non-employee director’s account will be adjusted to reflect any dividends paid on Arrow common stock. Upon termination of service on the Board, each whole phantom stock unit credited to the non-employee director’s account will be converted into one share of common stock and each fractional phantom stock unit will be converted into cash.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

      In February 2003, Mr. Mitchell entered into an employment agreement with Arrow terminating January 2006, which is subject to renewal from year to year unless either Arrow or Mr. Mitchell elects not to renew. The employment agreement provided for a minimum base salary of $750,000 a year, and, for 2003, a guaranteed minimum bonus of $375,000, and established the terms of Mr. Mitchell’s participation in the Supplemental Executive Retirement Plan, discussed below.

      Mrs. Scheihing has an employment agreement with Arrow terminating November 2004, which provides for a minimum base salary of $460,000 per year. Mrs. Scheihing has given Arrow notice of her intent to retire in June 2004. The Board acknowledges with gratitude Mrs. Scheihing’s extraordinary career and innumerable contributions to the company.

      Ms. Salsgiver has an employment agreement with Arrow terminating December 2004, which is subject to renewal from year to year unless either Arrow or Ms. Salsgiver elects not to renew. The employment agreement provides for a minimum base salary of $300,000 per year.

      Mr. Long has an employment agreement with Arrow terminating December 2004, which is subject to renewal from year to year unless either Arrow or Mr. Long elects not to renew. The employment agreement provides for a minimum base salary of $330,000 per year.

      Arrow has entered into agreements with each of the named executive officers, other than Mr. Duval, which provide for payments of three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the company (other than for cause approved by three-fourths of the directors then serving), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change of control of Arrow. The amounts payable pursuant to such agreements to the named executive officers will be reduced, if necessary, to avoid excise tax under Section 4999 of the Code.

UNFUNDED PENSION PLAN

      Arrow maintains an unfunded Supplemental Executive Retirement Plan (the “SERP”) under which the company will pay supplemental pension benefits to certain employees upon retirement. There are 22 current and former corporate officers participating in this plan. The Board of Directors determines those employees who are eligible to participate in the SERP.

      In 2002, Arrow amended the plan to provide for the pension benefits to be based on a percentage of average final compensation, based on years of participation in the SERP, rather than following the prior practice of a fixed dollar amount per year of service or in certain instances the Board of Directors determining the annual benefit. As amended, the SERP permits early retirement, with payments at a reduced rate, based on age and years of service subject to a minimum retirement age of 55 (formerly 50). Participants whose accrued rights under the SERP prior to this amendment would have been adversely affected by the amendment will continue to be entitled to such greater rights. In addition, if there is a change of control of Arrow, and within 24 months after such change, the employment of a participant who is at least age 50 is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the annual pension accrued through the date of termination commencing at age 60. Previously this would have resulted in the payment of the full pension amount commencing immediately.

      At normal retirement age under the plan (generally, age 60), Ms. Salsgiver would receive estimated annual benefits of $415,438, and Mr. Long, $499,357. Mr. Klatell began receiving annual benefits in January 2004 of $279,980 and Mrs. Scheihing will receive annual benefits of $292,568 beginning upon her planned retirement in June 2004. Under the terms of Mr. Mitchell’s employment agreement, he will be eligible for benefits under the plan at age 65, in an estimated annual amount of $462,924.

CERTAIN TRANSACTIONS

      Spoerle Electronic GmbH, a wholly owned subsidiary of the company, leases certain of its premises from a partnership in which the wife of Carlo Giersch, a former Arrow director (who served in that position through May 2003), directly or indirectly, has the entire beneficial interest, and paid aggregate rentals of €2,679,000 ($3,027,000 based on the average exchange rate during

2003) to the partnership during 2003. The company believes that such rentals are at fair market value. Pursuant to a consulting contract with Arrow Europe dated June 30, 2001, and terminable by either party upon six months notice, FLC Consulting GmbH, a corporation in which Mr. Giersch has, directly or indirectly, the entire beneficial interest, received €365,000 ($412,000 based on the average exchange rate during 2003).

      In December 2003, Mr. Klatell entered into a consulting agreement with Arrow terminating in December 2004 pursuant to which he will be available to provide consulting services in consideration of which, and also in consideration of a three-year non-competition, non-solicitation and a two-year no-hiring commitment, he will receive minimum consulting fees of $21,000 per month until December 2004. Mr. Klatell also receives annual benefits under the SERP of $279,980.

      Germano Fanelli, an executive officer and President of Arrow Electronics EMEASA (Europe, Middle East, Africa, and South America), and his family beneficially own a majority equity interest in manufacturing companies that in the ordinary course of business purchase a part of their electronic components requirements from Arrow, and during 2003 purchased €4,300,000 ($4,900,000 based on the average exchange rate during 2003) of components from Arrow. Arrow has reviewed the transactions, and confirmed that the purchases are on terms and conditions not less favorable to the company than it generally obtains from unrelated, comparable customers.

      In June 2002, Stephen P. Kaufman, Arrow’s former Chief Executive Officer, who also served as a director through May 2003, entered into a consulting agreement with the company, pursuant to which Mr. Kaufman will be available to provide consulting services to Arrow over a five-year consulting period, in consideration of which, and also in consideration of his seven-year non-competition, non-solicitation and no-hiring commitment contained in the same agreement, Mr. Kaufman received a total of $500,000 during 2003. Under the agreement, he will receive $500,000 in 2004, $440,000 in each of the following three years, and thereafter will receive a lifetime benefit of $283,000 per year. Mr. Kaufman also receives annual benefits under the SERP of $214,656.

      Pursuant to an agreement entered into in 1980 and subsequently modified, the company was obligated to pay Mr. Waddell’s designated beneficiary, a member of his immediate family, a benefit of $1,000,000 upon Mr. Waddell’s death. In December 2003, the company and Mr. Waddell’s beneficiary entered into an agreement pursuant to which the beneficiary will receive the present-value, annuitized equivalent of the death benefit, in the form of annual payments of $45,000 for the remainder of the beneficiary’s life up to a maximum of 12 years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Arrow’s officers and directors and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Arrow believes that during fiscal year 2003 its officers and directors complied with all applicable Section 16(a) filing requirements.

PROPOSAL TO ADOPT THE ARROW ELECTRONICS, INC. 2004 OMNIBUS INCENTIVE PLAN

      In February 2004, the compensation committee (the “committee”) and the Board unanimously adopted the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the “Plan”) subject to approval by shareholders. Currently, the committee can authorize grants to employees of stock options under the Stock Option Plan and restricted stock under the Restricted Stock Plan. However, neither of these plans provides the committee with the ability to grant other awards such as stock-based stock appreciation rights (SARs), restricted stock units, performance units, or performance shares. The Plan will replace both the Stock Option Plan and the Restricted Stock Plan, as well as the 2002 Non-Employee Directors Stock Option Plan, and the Non-Employee Directors Deferral Plan (the “Prior Plans”), broadening the array of equity alternatives available to the committee when designing compensation incentives. In addition, awards under the Plan, including annual incentive awards paid to executive officers subject to Section 162(m) of the Internal Revenue Code, are intended to meet the requirements of that code section so that such payments are fully tax-deductible expenses.

      The full, authoritative text of the plan is attached hereto as Annex A. A summary follows for convenience only. Subject to shareholder approval, only the Plan document itself is binding on the company or any participant in the Plan.

      The committee believes that the administrative flexibility and various forms of awards available under the Plan will enable them to provide important medium and long term incentives to directors, officers, employees, and third-party service providers to achieve the company’s strategic business plans. The committee also believes that the tools provided under the Plan are required for the company to compete for, motivate, and retain high-quality directors, executives, employees, and third-party service providers.

      The affirmative vote of the majority of the shares of Arrow common stock voting on this proposal is required for the adoption of the Plan, so long as the total number of shares voted represents the majority of shares of Arrow common stock outstanding.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to this proposal. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal.

      The Board of Directors recommends that the shareholders vote FOR this proposal.

SUMMARY DESCRIPTION OF THE PLAN

Purpose of the Plan

      The Plan is intended to provide a means to encourage the best efforts of employees, directors, and third-party service providers by developing in them a sense of proprietorship and personal involvement in the success of the company, and to encourage them to devote their best efforts to the business of the company, thereby advancing the interests of the company and its shareholders.

Duration

      The Plan will become effective upon shareholder approval and will terminate ten years later unless sooner terminated by the committee.

Administration

      The committee is responsible for administering the Plan and has the discretionary power to interpret it and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the committee made under the Plan are final and binding. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The committee may also delegate to one or more company officers the power to designate employees (other than executive officers of the company) and third-party service providers to be recipients of awards and the amount of such awards.

Plan Share Limits

      The maximum number of shares of common stock authorized to be issued under the Plan is 8,300,000, subject to adjustment upon the occurrence of various corporate events as described in the Plan. This includes 4,096,869 new shares and 4,203,131 shares that currently remain available under the various Prior Plans. Also available will be any of the shares currently subject to awards granted under the Prior Plans which cease to be subject to such awards for any reason other than exercise for, or settlement in, shares. If the Plan is approved by shareholders, no additional awards under any of the Prior Plans will be made after the date of approval, though awards previously granted under any of the Prior Plans will survive according to their terms.

      Generally, shares are counted against the authorization only to the extent they are actually issued. Restricted stock and performance shares, as described below, count against the authorization at a rate of 1.69 to 1. Shares which are the subject of awards that terminate by expiration, forfeiture, cancellation, or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant, including those awards granted under Prior Plans. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards, but may be adjusted by the committee to reflect certain corporate events or transactions.

Participant Award Limits

      The Plan imposes annual per-participant award limits. Under the Plan, participants may receive a) stock options, b) SARs, c) restricted stock or restricted stock units, d) performance units or performance shares, e) other stock-based awards, f) cash-based awards and g) covered employee annual incentive awards. For each of the stock-based awards (“a” to “e” above), the maximum award to any participant (other than a non-employee director) in any calendar year is 500,000 shares (or the cash value of 500,000 shares at the time of vesting or payout, if applicable) plus any unused annual limit from prior years. For each of the cash based awards (“f” and “g” above), the maximum amount awarded or credited to any participant in any year may not exceed $5,000,000 (determined as of the date of vesting or payout) plus the amount of any unused annual limit from prior years.

      The Board also may make awards under the Plan to non-employee directors. The maximum number of shares of common stock of the Company that may be issued to non-employee directors is 400,000 shares, and no non-employee director may receive an award for more than 20,000 shares in any calendar year, or 40,000 shares for a non-employee director serving as chairman. However, in the year in which a new non-employee director joins the Board, he or she may receive an award covering no more than an additional 40,000 shares. The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The committee may also make adjustments to reflect unusual or non-recurring events.

Eligibility and Participation

      The committee may select from and grant awards to employees and third party service providers of the company, its subsidiaries and its affiliates. Awards to non-employee directors will be made by the Board.

Stock Options

      The committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the Plan. ISOs may be granted only to employees of the company, its subsidiaries and its affiliates. The exercise price for options cannot be less than the fair market value of Arrow’s common stock on the date of grant. The options may have terms of up to ten years from grant. The exercise price may be paid with cash, with previously acquired shares of common stock, or by other means approved by the committee. The committee may substitute SARs for outstanding stock options if the company ceases to account for equity compensation under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and begins to recognize a compensation expense for such compensation under Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation” or a successor standard. The maximum number of shares pursuant to stock options that can be issued under the Plan is 8,300,000, plus forfeitures, subject to adjustment upon the occurrence of various corporate events.

Stock Appreciation Rights

      The committee may grant SARs under the Plan either alone or in tandem with stock options. The grant price of a SAR cannot be less than the fair market value of the common stock at the time of grant. The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted. SARs may have terms of up to ten years from grant.

      Freestanding SARs may be exercised on such terms as the committee determines. Tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive cash, shares of common stock, or a combination of the two, as determined by the committee, equal in value to the difference between the fair market value of the common stock subject to the SAR at the exercise date and the grant price.

Restricted Stock and Restricted Stock Units

      The committee may award restricted stock and restricted stock units, subject to vesting schedules and limitations on transfer and such other restrictions as the committee may determine. A holder of restricted stock which has vested may be treated as a current shareholder, entitled to dividend and voting rights, whereas the holder of a vested restricted stock unit is treated as a shareholder with respect to the award only when the shares of common stock are delivered in the future.

Performance Unit and Performance Shares

      Performance unit and performance share awards may be granted under the Plan. Performance unit awards have an initial value determined by the committee, while performance shares will have an initial value based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the committee are met. The performance goals and periods may vary from participant to participant, group to group, and time to time.

Performance Measures

      The performance goals for awards that are intended to constitute performance-based compensation will be based upon one or more of the following performance measures for any business unit:

•	net income;

•	earnings per share;

•	sales growth;

•	income before taxes;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	earnings before, interest, taxes, depreciation, and/or amortization;

•	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	operating efficiency;

•	customer satisfaction;

•	working capital targets; and

•	economic value-added.

      The committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary items as described in APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” and/or in management’s discussion of financial condition and results of operations appearing in the company’s annual report to shareholders; acquisitions, divestitures, joint ventures, or alliances; and foreign exchange gains and losses.

      Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the committee has the discretion to adjust these awards downward. In addition, the committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the committee.

      If applicable tax and/or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, if the committee determines that it is advisable to grant awards that do not qualify as performance-based compensation, the committee may make such grants without satisfying the requirements of Section 162(m) of the Internal Revenue Code and may base vesting on performance measures in addition to or other than those set forth above.

Covered Employee Annual Incentive Awards

      Each year the committee will decide who among the company’s executive officers is likely to be a “covered” employee for purposes of Section 162(m) of the Internal Revenue Code. Within ninety days of the beginning of each year, the committee will determine performance goals for each such covered employee taken from among the measures listed under the heading Performance Measures, above, and the amount of the annual incentive award which could be earned based on the attainment of such goals. At the end of the year, the committee will set, in its discretion, the amount actually to be paid under each award up to but not in excess of the maximum potential award for that year. With respect to these awards, the committee does not have the discretion to act in any manner that would disqualify the award as performance-based compensation under, or would otherwise be inconsistent with the purposes of, Section 162(m) of the Internal Revenue Code.

Non-Employee Director Awards

      Under the Plan, the Board may grant awards of any kind other than ISO’s to non-employee directors. The Board has determined that commencing May 2004, subject to approval by shareholders of the Plan, non-employee directors will receive annual awards of restricted stock units valued at $40,000. Additional awards also may be made to a non-employee director joining the Board of Directors and to the Chairman of the Board. The restricted stock units will vest one year from date of grant and are subject to further restrictions until one year from the director’s separation from the

Board. All restricted stock units are settled in common stock after the restriction period. The Plan will replace the Arrow Non-Employee Directors Stock Option Plan.

      Unless a director gives written notice setting forth a different percentage, 50% of each director’s annual retainer fee will be deferred and converted into units based on the fair market value of the company’s stock as of the date it would have been payable. Upon a director’s retirement from the Board (and not before then, except in the case of unforeseeable emergency need), each unit in his or her deferral account will be converted back into cash at the then current fair market value of a share of company stock.

Other Awards

      Subject to the terms of the Plan including, without limitation, plan share limits the committee may develop sub-plans or grant other equity or cash-based or related awards on such terms as they may determine, including, but not limited to, awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

Other Provisions of Awards and Individual Award Agreements

      For each manner of award, and each individual agreement granting an award, the committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of cash or stock under the Plan may or shall be deferred; the impact of the termination of the participant’s employment on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; the transferability of any stock, stock equivalent or other right of any participant during his or her lifetime; and whether or not dividend equivalents will be paid with respect to any shares of common stock subject to an award that have not actually been issued under the award.

      Neither ISOs nor, except as the committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards Upon a Corporate Event

      If the company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and SARS not exercised upon the occurrence of such a corporate event will terminate, and the company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the committee.

Amendment of Awards or Plan and Adjustment of Awards

      The committee may at any time alter, amend, modify, suspend, or terminate the Plan or any form of award in whole or in part. No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

      No option granted under the Plan will be repriced or replaced without shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits under the Plan in the event of a corporate transaction or event such as a merger or acquisition, a stock split or recapitalization, a change in accounting rules or applicable laws or regulations or other matter having such an impact. No amendment of the Plan of any kind will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

      The company or the committee may grant awards under terms differing from those provided for in the Plan, and without regards to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become company employees as the result of a merger or other transaction.

      The committee may grant ISOs, NQSOs and/or other awards with respect to an additional 8,300,000 shares of common stock of the company under the terms differing from those provided for in the Plan, and without regards to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become company employees as the result of a merger or other transaction described in the Plan.

Awards Net of Withholding

      Awards under the Plan may be subject to tax withholding. If so, the company may require the participant to remit the necessary taxes to the company or may allow participants to satisfy their tax withholding requirements by causing shares of common stock to be withheld.

Rights of Participants

      Nothing in the Plan or any award agreement will give any participant any right to continued employment (or provision of service as a director or third party service provider) or prevent or limit the company from terminating the participant as permitted by law. No individual in any position has the right to an award. No participant will have rights as a shareholder until he or she becomes the record holder of any such shares.

New Plan Benefits

      The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

      The following table provides information regarding awards made to each of the named executive officers under the performance share plan (subject to shareholder approval of the Plan of which it is a part.) Under the performance share plan, target awards denominated in shares of Arrow common stock were made to each participant. Actual awards, which will be paid out in common stock at the end of the three-year period based on the company’s actual performance compared to the target metric, may be from 0% to 200% of the initial award.

Arrow Electronics, Inc.
2004 Omnibus Incentive Plan

Number of Shares,
Name	Units or Other Rights

William E. Mitchell	50,000
Daniel W. Duval	—
Robert E. Klatell	—
Betty Jane Scheihing	4,000
Jan Salsgiver	7,800
Michael J. Long	7,800
Executive Group	100,800
Non-Executive Director Group	—
Non-Executive Officer Group	150,000

Federal Tax Effects

      The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

      In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. For employee optionees, the same amount is deductible by the company as compensation, provided that income taxes are withheld from the employee. Any additional gain recognized in the disposition is treated as a capital gain for which Arrow is not entitled to a deduction.

Non-Qualified Stock Options

      In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Arrow as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

      In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Internal Revenue Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

RATIFICATION OF APPOINTMENT OF AUDITORS

      The shareholders will be asked to ratify the appointment of Ernst & Young LLP as Arrow’s independent auditors for 2004. Arrow expects that representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

      The Board of Directors recommends that the shareholders vote FOR the ratification of such appointment.

OTHER MATTERS

      Management does not expect any matters to come before the meeting other than those to which reference is made in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

      Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 5, 2005. If a shareholder intends to present a proposal at Arrow’s Annual Meeting of Shareholders to be held in 2005 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on December 15, 2004. If a shareholder wishes to present a matter at Arrow’s Annual Meeting of Shareholders to be held in 2005 that is outside of the processes of Rule 14a-8, the proposal must be received by Arrow no later than the close of business on March 1, 2005. After that date, the proposal will be considered untimely and Arrow’s proxies will have discretionary voting authority with respect to such matter.

By Order of the Board of Directors,

Peter S. Brown,
Secretary

Annex A

Arrow Electronics, Inc.

2004 Omnibus Incentive Plan

Arrow Electronics, Inc.

2004 Omnibus Incentive Plan

Article 1.     Establishment, Purpose, and Duration

      1.1     Establishment. Arrow Electronics, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

      The Plan permits the grant of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.

      The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

      1.2     Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders. This Plan is intended to replace all Prior Plans.

      1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

Article 2.     Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9	“Committee” means the compensation committee of the Board or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board.

2.10	“Company” means Arrow Electronics, Inc., a New York corporation, and any successor thereto as provided in Article 21 herein.

2.11	“Covered Employee” means a Participant: (a) who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute or (b) who the Committee determines could potentially become a covered employee during the lifetime of an Award.

2.12	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Disability” means total and permanent disability as determined by the Committee.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be determined by the Committee at its discretion. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.19	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.21	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Non-Employee Director” means a Director who is not an Employee.

2.25	“Non-Employee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.26	“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.32	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.35	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.36	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.

2.39	“Plan Year” means the calendar year.

2.40	“Prior Plans” means the Company’s Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. 2002 Non-Employee Directors Stock Option Plan, and the Non-Employee Directors Deferral Plan.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43	“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.44	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

      3.1     General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants,

accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

      3.2     Authority of the Committee. Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

      3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards. The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider or Covered Employee. The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.     Shares Subject to the Plan and Maximum Awards

     4.1     Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be:

(i)	Four million ninety six thousand eight hundred sixty nine (4,096,869) Shares; plus

(ii)	(a) four million two hundred three thousand one hundred thirty one (4,203,131) authorized Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of the Effective Date and (b) any Shares subject to the eleven million three hundred sixty two thousand six hundred forty five (11,362,645) outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares).

(b)	To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by 1.69 Shares; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

(c)	Subject to adjustment as provided in Section 4.4, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:

(i)	Eight million three hundred thousand (8,300,000) Shares that may be issued pursuant to Awards in the form of ISOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645); and

(ii)	Eight million three hundred thousand (8,300,000) Shares that may be issued pursuant to Awards in the form of NQSOs, plus a number of shares equal to the number of shares subject to outstanding awards under the Prior Plans as of the Effective Date that thereafter cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) up to a maximum of eleven million three hundred sixty two thousand six hundred forty five (11,362,645).

(d)	Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Non-Employee Directors shall be four hundred thousand (400,000) Shares, and no Non-Employee Director may be granted an award covering more than twenty thousand (20,000) Shares in any Plan Year, except that this annual limit on Non-Employee Director Awards shall be increased to forty thousand (40,000) Shares for any Non-Employee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Non-Employee Director, such individual may be granted an Award covering no more than an additional forty thousand (40,000) Shares (a “New Non-Employee Director Award”).

(e)	Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Full Value Awards, which vest on the basis of the Participant’s employment with or provision of service to the Company, shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards which vest upon the attainment of performance goals, shall provide for a performance period of at least twelve (12) months.

     4.2     Share Usage.

(a)	Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

      4.3     Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

(b)	SARs: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for SARs as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Cash-Based Awards as of the close of the previous Plan Year.

(f)	Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited with respect to Covered Employee Annual Incentive Awards to any one Participant in any one Plan year may not exceed the value of five million dollars ($5,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Covered Employee Annual Incentive Awards as of the close of the previous Plan Year.

(g)	Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Other Stock-Based Awards as of the close of the previous Plan Year.

      4.4     Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

      The Committee, in its sole discretion, also may make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1 (c) hereof.

Article 5.     Eligibility and Participation

      5.1     Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

      5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 13.1.

Article 6.     Stock Options

      6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

      6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

      6.4     Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

      6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

      6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation)

previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion.

      Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

      6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

      6.8     Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

      6.9     Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

      6.10     Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

      6.11     Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.

Article 7.     Stock Appreciation Rights

      7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

      Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

      7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.3     Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

      7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      7.5.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.

      7.6     Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      7.8     Non-Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

      7.9     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.     Restricted Stock and Restricted Stock Units

      8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

      8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

      8.3     Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

      8.4     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. In the case of Restricted Stock and/or Restricted Stock Units granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

      8.5     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

      The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Arrow Electronics, Inc.

      8.6     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.

      8.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      8.8     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.     Performance Units/ Performance Shares

      9.1     Grant of Performance Units/ Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

      9.2     Value of Performance Units/ Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant. In the case of Performance Units and or Performance Shares granted to Covered Employees which awards are intended to constitute Performance Based Compensation the applicable performance goal(s) for such Awards shall be selected from those listed in Article 11.

      9.3     Earning of Performance Units/ Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/

Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      9.4     Form and Timing of Payment of Performance Units/ Performance Shares. Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement. The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.

      9.5     Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement.

      9.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      9.7     Non-Transferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10.     Cash-Based Awards and Other Stock-Based Awards

      10.1     Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

      10.2     Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. In the case of Cash-Based Awards and/or Other Stock-Based Awards granted to Covered Employees which Awards are intended to constitute Performance Based Compensation the applicable performance goals for such Awards shall be selected from those listed in Article 11.

      10.4     Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

      10.5     Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      10.7     Non-Transferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11.     Performance Measures

      11.1     Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	net income;

(b)	earnings per share;

(c)	sales growth;

(d)	income before taxes;

(e)	net operating profit;

(f)	return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g)	cash flow (including, but not limited to, operating cash flow and free cash flow);

(h)	earnings before, interest, taxes, depreciation, and/or amortization;

(i)	operating margins including gross profit, operating expenses and operating income as a percentage of sales;

(j)	productivity ratios;

(k)	share price (including, but not limited to, growth measures and total shareholder return);

(l)	expense targets;

(m)	operating efficiency;

(n)	customer satisfaction;

(o)	working capital targets; and

(p)	economic value-added.

      Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

      11.2     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      11.3     Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

      11.4     Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures in addition to or other than those set forth in Section 11.1.

Article 12.     Covered Employee Annual Incentive Award

      Notwithstanding any other provision of this Plan to the contrary, for each Plan Year a Covered Employee Annual Incentive Award shall be paid to any Participant who is an executive officer of the Company and, in the Committee’s determination, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code only in accordance with the provisions of this Article. Within the first ninety (90) days of each Plan Year, the Committee shall establish (i) the performance goals, selected from the list of Performance Measures in Section 11.1, that must be achieved in order for a Covered Employee Annual Incentive Award to be paid to any Covered Employee for the Plan Year, and (ii) the amount of each Covered Employee’s Covered Employee Annual Incentive Award that could be paid based on attainment of such performance goals for the Plan Year. As soon as practicable following the end of each Plan Year, the Committee shall certify whether each Covered Employee otherwise satisfied the requirements of this Plan to receive a Covered Employee Annual Incentive Award. Upon the Committee’s certification thereof, the Covered Employee Annual Incentive Awards shall be paid to the Covered Employees or such lesser amounts as the Committee in its discretion shall prescribe taking into account the otherwise applicable provisions of this Plan and the performance of the Company and the Covered Employees during the Plan Year, provided that such action does not preclude the Covered Employee Annual Incentive Award to any Covered Employee from qualifying as performance based compensation under Section 162(m) of the Code. The Committee shall not exercise any discretion in its administration of the Plan that would be inconsistent with the purposes of Section 162(m) of the Code.

Article 13.     Non-Employee Director Awards

      13.1     Non-Employee Director Awards. Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Non-Employee Director. Subject to the limits set forth in Section 4.1(d) and the foregoing, the Board shall grant such Awards to Non-

Employee Directors and the Non-Employee Chairman of the Board, and grant New Non-Employee Director Awards, as it shall from time to time determine.

      13.2     Non-Employee Director Deferrals.

(a)	Mandatory Deferral: Fifty percent (50%) of each payment comprising any annual retainer fees payable by the Company to each Non-Employee Director shall automatically be withheld by the Company and deferred hereunder, except to the extent that the Non-Employee Director has made an Optional Deferral Election in accordance with Section 13.2(b).

(b)	Optional Deferral Elections: A Non-Employee Director may submit a written election to the Secretary of the Company not to have the deferral provisions of Section 13.2(a) apply to the Non- Employee Director’s retainer fees or to have a deferral of a percentage other than fifty percent (50%) apply (an “Optional Deferral Election”) as follows:

(i)	Prior to the Effective Date of the Plan, each Non-Employee Director may submit an Optional Deferral Election, which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. Such Optional Deferral Election will be effective unless and until it is revoked in writing.

(ii)	Each Non-Employee Director initially elected after the Effective Date of the Plan may submit an Optional Deferral Election prior to the Non-Employee Director’s receipt of any portion of any retainer fee which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2, such Optional Deferral Election will be effective unless and until it is revoked in writing.

(iii)	On an ongoing basis, each Non-Employee Director who has not made a standing Optional Deferral Election may make an Optional Deferral Election requesting the cessation of deferrals from his or her future payments of annual retainer fees or specifying that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2. In addition, any Non-Employee Director who has previously made a standing Optional Deferral Election may submit a new Optional Deferral Election, which will supersede the prior Optional Deferral Election. Any such election will take effect as of the commencement of the calendar year following the year in which the election is made and will be honored unless and until it is revoked in writing prior to the commencement of the calendar year in which such revocation is to become effective. However, any amounts deferred prior to the effective date of the new Optional Deferral Election will continue to be deferred under Section 13.2.

(c)	Maintenance of Deferred Accounts: A recordkeeping account shall be established and maintained in the name of each Non-Employee Director. Amounts which are deferred hereunder shall be converted into units (“Units”) based on the Fair Market Value of the Company’s common stock, and such Units (including any fractional Units) shall be credited to the Non-Employee Director’s account. The conversion and crediting of deferrals shall occur as of the date that such deferred amounts would otherwise have been payable to the Non- Employee Director. Dividend equivalents earned on the basis of whole Units previously credited to a Non-Employee Director’s account shall be credited to the Non-Employee Director’s account as Units, including fractional Units, on the date any such dividend has been declared to be payable on Shares. Units, excluding fractional Units, shall earn dividend equivalents from the date such Units are credited to a Non-Employee Director’s account until the date such Units are converted into Shares and distributed. Dividend equivalents shall be computed by multiplying the dividend paid per Share during the period Units are credited to a Non-Employee Director’s account times the number of whole Units so credited, but Units shall earn such dividend equivalents only as, if, and when dividends are declared and paid on Shares.

(d)	Method of Distribution of Deferrals: No distribution of deferrals may be made except as provided in this Section 13.2(d) or in a deferral agreement between the Company and a Non-employee Director. As of the last business day of the calendar month in which a Non-Employee Director’s service as a director of the Company ceases, each whole Unit then credited to the Non-Employee Director’s deferral account shall be converted into one Share and any fractional Unit shall be converted into cash by multiplying such fraction by the Fair Market Value of a Share as of such date. Such Shares and cash shall be distributed to the Non-Employee Director in a single lump sum, as soon as practicable following such date. At the written request of a Non-Employee Director, the Board of Directors, in its sole discretion, may accelerate payment of amounts deferred hereunder, upon a showing of unforeseeable emergency by such Non-Employee Director. For purposes of this paragraph, “unforeseeable emergency” is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Non-Employee Director. In any event, payment may not be made to the extent such emergency is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and (3) by cessation of deferrals under the Plan. Examples of events that are not considered to be unforeseeable emergencies include the need to send a Non-Employee Director’s child to college or the desire to purchase a home.

Article 14.     Dividend Equivalents

      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

      Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Article 15.     Beneficiary Designation

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 16.     Deferrals

      The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Awards, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 17.     Rights of Participants

      17.1     Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

      17.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      17.3     Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

      17.4     No Third Party Beneficiaries. This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.

Article 18.     Corporate Events

      Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries, and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder, (each a “Corporate Event”) each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event. Unless otherwise set froth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate. Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.

Article 19.     Amendment, Modification, Suspension, and Termination

      19.1     Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Sections 4.4 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.

      19.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      19.3     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or any predecessor plans.

Article 20.     Withholding

      20.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      20.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21.     Successors

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.     General Provisions

      22.1     Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

      22.2     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      22.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      22.4     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      22.5     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      22.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      22.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      22.8     Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

      22.9     Employees, Directors, Third Party Service Providers, and Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, Third Party Service Providers, or Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors, Third Party Service Providers, or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, Third Party Service Providers, or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

      22.10     Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      22.11     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

      22.12     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      22.13     Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

      22.14     Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

      22.15     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

      22.16     Right of First Refusal. Unless otherwise set forth in the Award Agreement, shares acquired under the Plan by a Participant may not be sold or otherwise disposed of in any way (including a transfer or gift or by reason of the death of the Participant) until the Participant (or his legal representative, legatee or distributee of his or her estate) first offers to sell the Shares to the Company as herein provided. The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal or if such publication is unavailable then Reuters) on the date the Participant’s offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under the Plan.

      22.17     Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

      22.18     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

      22.19     Jury Waiver. Every Participant, every person claiming under or through a Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

PROXY

ARROW ELECTRONICS, INC.

This Proxy is Solicited by the Board of Directors.
PROXY for Annual Meeting of Shareholders, May 27, 2004

     The undersigned hereby appoints William E. Mitchell, Peter S. Brown and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 27, 2004, at 11:00 a.m., at the offices of JPMorgan Chase Bank, 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof.

Please Return This Proxy Promptly in the Enclosed Envelope

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-800-435-6710 on a touchtone telephone and then follow the instructions given. There is NO CHARGE to you for this call.

or

2.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

or

3.	Vote via the internet by accessing www.eproxy.com/arw.

PLEASE VOTE

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD FOR ALL
1.	Authority to vote FOR the election of directors in accordance with the accompanying Proxy Statement.	☐	☐

NOMINEES:

01 Daniel W. Duval	02 John N. Hanson	03 Roger King
04 Karen Gordon Mills	05 William E. Mitchell	06 Stephen C. Patrick
07 Barry W. Perry	08 Richard S. Rosenbloom	09 John C. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Approval of the adoption of the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the appointment of Ernst & Young LLP as Arrow’s independent auditors for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is being solicited by the management and will be voted as specified. If not otherwise specified, it will be voted for the proposals and otherwise in accordance with management’s discretion.

DATE / /2004

Signature

Signature, if Jointly Held

If acting as attorney, executor, trustee or in other representative capacity, please sign name and title.

 FOLD AND DETACH HERE 

VOTE BY INTERNET OR TELEPHONE OR MAIL

QUICK***EASY***IMMEDIATE
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59PM Eastern Daylight Time on Wednesday, May 26, 2004

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/arw		1-800-435-6710

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control num- ber, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or telephone,
you do NOT need to mail back your proxy card.

You can view the Arrow Annual Report and Proxy Statement
on the internet at www.arrow.com/annualreport2004